833 EAST MICHIGAN STREET SUITE 1800 MILWAUKEE, WISCONSIN 53202-5615 TEL 414-273-3500 FAX 414-273-5198 WWW GKLAW.COM
October 28, 2019
Manager Directed Portfolios
615 East Michigan Street
Milwaukee, Wisconsin 53202
Ladies and Gentlemen:
We hereby consent to the incorporation by reference in this Registration Statement of our opinion dated October 27, 2014 regarding the sale of Institutional Shares of the Roxbury/Hood River Small-Cap Growth Fund (n/k/a the Hood River Small-Cap Growth Fund), our opinion dated July 6, 2015 regarding the sale of Investor Shares of the Hood River Small-Cap Growth Fund, and our opinion dated February 8, 2017 regarding the sale of Retirement Shares of the Hood River Small-Cap Growth Fund. In giving this consent, however, we do not admit that we are experts or within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.
Very truly yours,
Godfrey & Kahn, S.C.
GODFREY & KAHN, S.C.

OFFICES IN MILWAUKEE, MADISON, WAUKESHA, GREEN BAY AND APPLETON, WISCONSIN AND WASHINGTON D.C.
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